Exhibit No. 10(h)

EXECUTION COPY

AMENDMENT NO. 1

Dated as of April 15, 2009

To the Lenders parties to the Credit Agreement

  referred to below:

Ladies and Gentlemen:

Reference is made to the $3,850,000,000 Second Amended and Restated Credit Agreement, dated as of December 17, 2008 (the “Credit Agreement”), among Constellation Energy Group, Inc. (the “Borrower”), the lenders parties thereto and Wachovia Bank, National Association, as Administrative Agent (in such capacity, “Administrative Agent”).  Capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Credit Agreement.

Section 1.  Amendments.  The parties agree that, subject to the satisfaction of the conditions precedent to effectiveness set forth below, the Credit Agreement is, as of the date hereof, amended as follows:

(a)            The definition of “LIBOR Market Rate Spread” set forth in Section 1.01 is amended and restated in its entirety to read as follows:

‘“LIBOR Market Rate Spread” shall mean, for any Interest Period for any Borrowing, 100% of the Borrower’s five-year credit default swap spread (as obtained by the Administrative Agent from the Markit Group Limited website) (i) on the date two Business Days prior to the first day of such Interest Period if such Borrowing is a Eurodollar Borrowing and (ii) on the first day of such Interest Period if such Borrowing is a Base Rate Borrowing.  The Administrative Agent will determine the LIBOR Market Rate Spread no later than 11:00 A.M. on the date specified in clause (i) or (ii) above, as applicable; provided, however, that in the event that the LIBOR Market Rate Spread for such Interest Period is not available from Markit Group Limited on such date, the Borrower and Wachovia (or any of its Affiliates) shall negotiate in good faith (for a period of up to 30 days after the credit default swap spread becomes unavailable (such 30-day period, the “Negotiation Period”)) to agree on an alternative method for establishing the LIBOR Market Rate Spread.  The LIBOR Market Rate Spread at any date of determination thereof that falls during the Negotiation Period shall be based upon the then most recently available quote of the credit default swap spread determined pursuant to the first sentence of this definition.  If no such alternative method is agreed upon during the Negotiation Period, the LIBOR Market Rate Spread for any Interest Period for any Borrowing as at any date of determination after the end of the Negotiation Period shall be a rate per annum equal to the greater of (i) 100% of the maximum Applicable Margin for the Type of Advances made in connection with such Borrowing and (ii) the average of the Borrower’s five-year credit default swap spreads (as

[Amendment No. 1 to CEG Second Amended and Restated Credit Agreement]

obtained by the Administrative Agent from the Markit Group Limited website) during the 30 day period ending on the date on which such swap spread was most recently available from Markit Group Limited.’

(b)           Section 6.01(j) is amended and restated in its entirety to read as follows:

“(j)  The Borrower shall own less than 100% of the then outstanding common stock, membership interests or other equity interests of each Material Subsidiary, free and clear of any Liens other than Liens permitted under Section 5.02(a), provided, that (A) the Borrower may dispose of the equity interests in any Material Subsidiary to the extent permitted under Section 6.01(j) of the RBS Credit Agreement and (B) the Borrower may transfer its ownership interests in Constellation Generation pursuant to the EDFI Acquisition; or”

Section 2.  Conditions to Effectiveness.  Section 1 of this Amendment shall be effective as of the date hereof when and if the following conditions are satisfied:

(i)     the Borrower and the Majority Lenders shall have executed and delivered to the Administrative Agent executed counterparts of this Amendment; and

(ii)    the representations and warranties of the Borrower set forth in Section 3 below shall be true and correct on and as of such date of effectiveness as though made on and as of such date.

Section 3.  Representations and Warranties.  The Borrower represents and warrants that (i) the representations and warranties contained in Section 4.01(a), (b), (d) and (e) of the Credit Agreement, as amended hereby (with each reference therein to “this Agreement”, “Credit Documents”, “hereunder” and words of like import referring to the Credit Agreement or any Credit Document being deemed to be a reference to this Amendment and the Credit Agreement, as amended hereby), are true and correct on and as of the date hereof as though made on and as of such date and (ii) no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, that constitutes an Event of Default or that would constitute an Unmatured Default.

Section 4.  Effect on the Credit Agreement.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any Credit Document, nor constitute a waiver of any provision of any of any Credit Document.  Except as expressly amended above, each Credit Document is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment shall be binding on the parties hereto and their respective successors and permitted assigns under the Credit Documents.

Section 5.  Costs, Expenses and Taxes.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto, and all costs and expenses (including, without limitation, counsel fees and expenses), if any, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment or such other instruments and documents.  In addition, the Borrower agrees to pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder, and agree jointly and severally to save the Lenders and the Administrative Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

Section 6.  Counterparts.  This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 7.  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

If you consent and agree to the foregoing, please evidence such consent and agreement by executing and returning twelve counterparts of this Amendment to King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, Attention: Alexander Koretz (fax no. 212-556-2222, akoretz@kslaw.com) by April 27, 2009.

Very truly yours,

CONSTELLATION ENERGY GROUP, INC.

By	/s/ Jonathan W. Thayer
Name: Jonathan W. Thayer
Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By	/s/ Frederick W. Price
Name: Frederick W. Price
Title: Managing Director

BANK OF AMERICA, N.A.

By	/s/ Patrick Martin
Name: Patrick Martin
Title: Vice President

BARCLAYS BANK PLC

By	/s/ Nicholas A. Bell
Name: Nicholas A. Bell
Title: Director

THE ROYAL BANK OF SCOTLAND PLC

By	/s/ Belinda Tucker
Name: Belinda Tucker
Title: Senior Vice President

BNP PARIBAS

By	/s/ Denis O’Meara
Name: Denis O’Meara
Title: Managing Director

By	/s/ Ravina Advani
Name: Ravina Advani
Title: Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By	/s/ John D. Toronto
Name: John D. Toronto
Title: Director

By	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Vice President

JPMORGAN CHASE BANK, N.A.

By	/s/ Juan J. Javellana
Name: Juan J. Javellana
Title: Vice President

MORGAN STANLEY BANK, N.A.

By	/s/ Melissa James
Name: Melissa James
Title: Authorized Signatory

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to the assets of William Street Commitment Corporation)

By	/s/ Mark Walton
Name: Mark Walton
Title: Assistant Vice President

THE BANK OF NOVA SCOTIA

By	/s/ Thane Rattew
Name: Thane Rattew
Title: Managing Director

UBS LOAN FINANCE LLC

By	/s/ Marie Haddad
Name: Marie Haddad
Title: Associate Director

By	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

SUMITOMO MITSUI BANKING CORPORATION

By	/s/ Masakazu Hasegawa
Name: Masakazu Hasegawa
Title: General Manager

UNION BANK OF CALIFORNIA, N.A.

By	/s/ Bryan Read
Name: Bryan Read
Title: Vice President

COMMERZBANK AG, New York and Grand Cayman Branches

By	/s/ Hans J. Scholz
Name: Hans J. Scholz
Title: Vice President

By	/s/ Barbara Stacks
Name: Barbara Stacks
Title: Assistant Vice President